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                                                                EXHIBIT 4.1


                      INCORPORATED UNDER THE LAWS OF THE
                               State of Georgia



      NUMBER                                                    SHARES




                           PINNACLE BANCSHARES, INC.


                                 Common Stock

                                  [SPECIMEN]

        This Certifies that________________________________is the owner of
Pinnacle Bancshares, Inc. fully paid and non-assessable Shares of the Capital
                Stock of transferable only in the Books of the Corporation by the holder herof in person or by duly authorized Attorney on
  [SEAL]        surrender of this Certificate properly enforsed.

                IN WITNESS WHEREOF the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereto affixed at ________________________ this ________________ day of ________________________ A.D. ____


          -----------------------------        --------------------------------
          President                            Secretary

                         Shares $.001 Par Value Each